EX-99.77J REVALUATN

Exhibit 77(j)(b) – Restatement of Capital Accounts

For the year ended November 30, 2013, the Convergence Core Plus Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed
Accumulated Net

Net Investment
Realized

Income/(Loss)
Gain/(Loss)
Paid-in Capital

$184,776
$(4,483,245)
$4,298,469

The reclassifications have no effect on net assets or net asset value per share.

For the year ended November 30, 2013, the Gerstein Fisher Multi-Factor International Growth Equity Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed
Accumulated Net

Net Investment
Realized

Income/(Loss)
Gain/(Loss)
Paid-in Capital

$204,737
$(204,737)
-

The reclassifications have no effect on net assets or net asset value per share.

For the year ended November 30, 2013, the Gerstein Fisher Multi-Factor Global Real Estate Securities Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed
Accumulated Net

Net Investment
Realized

Income/(Loss)
Gain/(Loss)
Paid-in Capital

$31,785
$(31,785)
-

The reclassifications have no effect on net assets or net asset value per share.